Exhibit 10.4

WAIVER AGREEMENT

This WAIVER AGREEMENT (this “Waiver”) is entered into as of dated as of July 21, 2025 by and between TruGolf Holdings, Inc. (f/k/a Deep Medicine Acquisition Corp.), a Delaware corporation with offices located at 60 North 1400 West, Centerville, Utah 84014 (the “Company”) and the investor signatory hereto (the “Holder”).

WHEREAS, prior to the date hereof, the Company and the Holder and/or certain other investors (the “Other Holders”) entered into that certain Securities Purchase Agreement, dated as of February 2, 2024 (as may be amended, modified, restated, restructured or supplemented from time to time, the “Securities Purchase Agreement”), pursuant to which the Holder purchased, among other things, (i) a senior convertible note of the Company and (ii) a warrant to purchase shares of Common Stock (as defined in the Securities Purchase Agreement) (the “Original Warrant”);

WHEREAS, the Company and the Holder entered into that certain Waiver and Exchange Agreement, dated as of April 22, 2025 (as may be amended, modified, restated, restructured or supplemented from time to time, the “Exchange Agreement”), pursuant to which, among other things, the Holder exchanged the Original Warrant into (i) 851 shares of Series A Preferred Stock (as defined in the Exchange Agreement) and (ii) a warrant to purchase 18,333 shares of Series A Preferred Stock (the “Preferred Warrant”); and

WHEREAS, the Company desires to irrevocably waive the Company’s right to object to an Exercise Notice (as defined in the Preferred Warrant) and for the Company to have been deemed to have consented to such Exercise Notice, pursuant to the last sentence of Section 1(a) of the Preferred Warrant, and the Company hereby agrees and acknowledges that, from and after the Preferred Warrant Exercise Waiver Time (as defined below), it shall accept the delivery of any Exercise Notices under the Preferred Warrant and deliver to the Holder (or its designee) such aggregate number of shares of Series A Convertible Preferred Stock of the Company as required to be delivered in connection therewith (the “Preferred Warrant Exercise Waiver”).

TERMS OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Waivers. In connection with those certain other waivers, dated as of July 21, 2025, by and between the Company and the Other Holders signatory thereto, the Company hereby grants the Preferred Warrant Exercise Waiver as of the Preferred Warrant Exercise Waiver Time on the condition that the Company does not complete a Qualified Financing (as defined below) prior to the Preferred Warrant Exercise Waiver Time (as defined below).

(a)	For the purposes of this Waiver, the following definitions shall apply:

1.	“Preferred Warrant Exercise Waiver Time” means the three-month anniversary of the Closing Date (as defined in the Exchange Agreement).

2.	“Qualified Financing” means an equity financing of the Company, in which the Company raises gross proceeds of more than $10,000,000 through the issuance and sale of shares of its Common Stock or Preferred Stock (as defined in the Securities Purchase Agreement), or any combination thereof.

2. Representations and Warranties.

(a) Company Bring Down. The Company hereby makes the representations and warranties to the Holder as set forth in Section 3 of the Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and as of the Effective Time as set forth in their entirety in this Waiver, mutatis mutandis. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Waiver to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” being deemed references to the Effective Time, and references to “the date hereof” being deemed references to the date of this Waiver.

(b) Holder Bring Down. The Holder hereby makes the representations and warranties to the Company as set forth in Section 2 of the Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and as of the Effective Time as set forth in their entirety in this Waiver, mutatis mutandis. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Waiver to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” being deemed references to the Effective Time, and references to “the date hereof” being deemed references to the date of this Waiver.

3. Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first business day after the date of this Waiver, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Waiver as exhibits to such filing (excluding schedules, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to issue a press release or make such other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

4. Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the lead Holder) in an aggregate non-accountable amount of $20,000 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of this Waiver. Each party to this Waiver shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

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5. Effective Time. This Waiver shall be effective (the “Effective Time”) upon the later of (a) the time of due execution and delivery by the Company and the Holder of this Waiver, and (b) the time of payment of the Legal Fee Amount to Kelley Drye & Warren LLP.

6. Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Waiver are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any other Waiver or agreement. Nothing contained herein or in any other Waiver or agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any other Waiver or agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any other Waiver or agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

7. Most Favored Nations. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Other Holder with respect to any other Waiver or agreement (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Waiver. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such Waiver or modification as if such Waiver or modification never occurred with respect to the Holder. The provisions of this Section 7 shall apply similarly and equally to each Settlement Document.

8. Miscellaneous. Article 9 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have duly executed this Waiver as of the date first written above.

COMPANY:

TruGolf Holdings, Inc.

By:
Name:	Christopher Jones
Title:	Chief Executive Officer

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IN WITNESS WHEREOF, the parties have duly executed this Waiver as of the date first written above.

HOLDER:

By:
Name:
Title:

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